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                                                                     EXHIBIT 3.1

                                     BY-LAWS

                                       OF

                               WEGENER CORPORATION

                             a Delaware corporation

                                       AS

                              AMENDED AND RESTATED

                                   MAY 2, 2003
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                                      INDEX

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ARTICLE I OFFICES    .....................................................................................      1
  SECTION 1.1    Registered Office........................................................................      1
  SECTION 1.2    Other Offices............................................................................      1

ARTICLE II MEETINGS OF STOCKHOLDERS                                                                             1
  SECTION 2.1    Place of Meeting.........................................................................      1
  SECTION 2.2    Annual Meeting...........................................................................      1
  SECTION 2.3    Special Meetings.........................................................................      2
  SECTION 2.4    Notice of Meeting........................................................................      2
  SECTION 2.5    Quorum...................................................................................      2
  SECTION 2.6    Voting...................................................................................      3
  SECTION 2.7    Consent of Stockholders..................................................................      3
  SECTION 2.8    Voting of Stock of Certain Holders.......................................................      5
  SECTION 2.9    Treasury Stock...........................................................................      5
  SECTION 2.10   Fixing Record Date.......................................................................      5

ARTICLE III BOARD OF DIRECTORS ...........................................................................      6
  SECTION 3.1    Powers...................................................................................      6
  SECTION 3.2    Number, Election and Term................................................................      7
  SECTION 3.3    Vacancies, Additional Directors and Removal From Office..................................      8
  SECTION 3.4    Regular Meeting..........................................................................      8
  SECTION 3.5    Special Meeting..........................................................................      8
  SECTION 3.6    Notice of Special Meeting................................................................      9
  SECTION 3.7    Quorum and Actions.......................................................................      9
  SECTION 3.8    Action Without Meeting...................................................................      9
  SECTION 3.9    Meeting by Conference Telephone..........................................................     10
  SECTION 3.10   Compensation.............................................................................     10

ARTICLE IV COMMITTEES OF DIRECTORS .......................................................................     10
  SECTION 4.1    Designation, Powers and Name.............................................................     10
  SECTION 4.2    Minutes..................................................................................     11
  SECTION 4.3    Compensation.............................................................................     11

ARTICLE V NOTICE     .....................................................................................     11
  SECTION 5.1    Methods of Giving Notice.................................................................     11
  SECTION 5.2    Written Waiver...........................................................................     12

ARTICLE VI OFFICERS ......................................................................................     12
  SECTION 6.1    Officers.................................................................................     12
  SECTION 6.2    Election and Term of Office..............................................................     13
  SECTION 6.3    Removal and Resignation..................................................................     13
  SECTION 6.4    Vacancies................................................................................     13
  SECTION 6.5    Salaries.................................................................................     13
  SECTION 6.6    Chairman of the Board....................................................................     14
  SECTION 6.7    President................................................................................     14
  SECTION 6.8    Vice President...........................................................................     15
  SECTION 6.9    Secretary................................................................................     15
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  SECTION 6.10   Treasurer................................................................................     16
  SECTION 6.11   Assistant Secretary or Treasurer.........................................................     16

ARTICLE VII CONTRACTS, CHECKS AND DEPOSITS................................................................     17
  SECTION 7.1    Contracts................................................................................     17
  SECTION 7.2    Checks and Drafts........................................................................     17
  SECTION 7.3    Deposits.................................................................................     17

ARTICLE VIII CERTIFICATES OF STOCK .......................................................................     18
  SECTION 8.1    Issuance.................................................................................     18
  SECTION 8.2    Lost, Stolen or Destroyed Certificates...................................................     19
  SECTION 8.3    Transfers................................................................................     19
  SECTION 8.4    Registered Stockholders..................................................................     19

ARTICLE IX DIVIDENDS .....................................................................................     20
  SECTION 9.1    Declaration..............................................................................     20
  SECTION 9.2    Reserve..................................................................................     20

ARTICLE X INDEMNIFICATION ................................................................................     20
  SECTION 10.1   Action, Etc. Other Than by or in the Right of the Corporation............................     20
  SECTION 10.2   Action, Etc., by or in the Right of the Corporation......................................     21
  SECTION 10.3   Determination of Right of Indemnification................................................     22
  SECTION 10.4   Indemnification Against Expenses of Successful Party.....................................     22
  SECTION 10.5   Advances of Expenses.....................................................................     22
  SECTION 10.6   Right of Agent to Indemnification Upon Application; Procedure Upon Application...........     23
  SECTION 10.7   Contribution.............................................................................     24
  SECTION 10.8   Other Rights and Remedies................................................................     24
  SECTION 10.9   Insurance................................................................................     25
  SECTION 10.10  Constituent Corporations.................................................................     25
  SECTION 10.11  Other Enterprises, Fines, and Serving at Corporation's Request...........................     26
  SECTION 10.12  Savings Clause...........................................................................     26
  SECTION 10.13  Separate Claims..........................................................................     26

ARTICLE XI MISCELLANEOUS .................................................................................     27
  SECTION 11.1   Seal.....................................................................................     27
  SECTION 11.2   Books....................................................................................     27

ARTICLE XII AMENDMENT ....................................................................................     27

ARTICLE XIII CONSTRUCTION ................................................................................     27
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                                   ARTICLE I

                                     OFFICES

         SECTION 1.1 Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent of the corporation may be changed by the Board of Directors as provided by law. The registered office of the corporation need not be the principal office or place of business of the corporation.

         SECTION 1.2 Other Offices. The corporation may have such other offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.2 Annual Meeting. The annual meeting of stockholders shall be held on the second Tuesday of the month of January in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, or on such other date and at such other time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

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         SECTION 2.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President or by written order of a majority of the directors, and shall be called by the President or the Secretary at the request in writing of stockholders owning at least eighty percent (80%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request of stockholders shall state the purposes of the proposed meeting. The President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

         SECTION 2.4 Notice of Meeting. Written notice of the annual and each special meeting of stockholders, stating the time, place thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be stated in such written notice. At any special meeting only such business may be transacted which is described in the notice thereof.

         SECTION 2.5 Quorum. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute quorum at any meeting of stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If a quorum shall not be present in person or represented by proxy, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the

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adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 2.6 Voting. Each outstanding share of stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at any meeting of the stockholders. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, when a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of all the outstanding stock having voting power present in person or represented by proxy shall decide any question brought before such meeting. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three (3) years prior to voting, unless such instrument provides for a longer period and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

         SECTION 2.7 Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken by any provision of the law for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with either if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, or on the written

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consent of the holders of stock having not less than the minimum percentage of the vote required to approve the proposed corporate action, so long as prompt notice is given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action

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         SECTION 2.8 Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such by-law provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the personal representative, executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         SECTION 2.9 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

         SECTION 2.10 Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall

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be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         SECTION 2.11. Stockholder Proposals. No proposal submitted by a stockholder of the corporation for consideration at an annual meeting of stockholders will be considered at any such meeting unless the Secretary of the corporation has received written notice of the matter proposed to be presented on or prior to the date which is sixty days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of stockholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1 Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

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         SECTION 3.2 Number, Election and Term. The number of directors which shall constitute the whole Board of Directors may be set from time to time by resolution of the Board of Directors, consistent with the Certificate of Incorporation. Directors to fill terms expiring at the annual meeting of stockholders shall be elected at such meeting, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of the State of Delaware nor stockholders of the corporation. Prior to each annual meeting of stockholders, the Board of Directors shall nominate candidates to succeed the directors of the class whose terms will expire at such meeting. Nominations for election of directors at an annual meeting of stockholders may also be made by any stockholder entitled to vote for the election of directors; provided, however, that no nomination submitted by a stockholder of the corporation will be submitted to stockholder vote at an annual meeting of stockholders unless the Secretary of the corporation has received written notice of the nomination on or prior to the date which is sixty days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year's annual stockholders' meeting, which notice shall include the following:

         (1)      the name and address of the nominating stockholder;

         (2) a representation that the stockholder is a stockholder of the corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the Board;

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         (4)      a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

         (5) the written consent of each nominee to serve as a director of the corporation if so elected; and

         (6) such other information as may be required by any applicable law or regulation.

         SECTION 3.3 Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the vacant or newly created directorship; and a director so chosen shall hold office until the expiration of the term of such directorship and until his successor shall be duly elected and shall qualify, unless sooner displaced.

         SECTION 3.4 Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

         SECTION 3.5 Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the

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directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

         SECTION 3.6 Notice of Special Meeting. Notice of any special meeting of the Board of Directors or any committee thereof shall be given to each director or committee member at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by law.

         SECTION 3.7 Quorum and Actions. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.8 Action Without Meeting. Unless otherwise restricted by law, the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of

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the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 3.9 Meeting by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or the committee, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.


         SECTION 3.10 Compensation. Each director shall be entitled to be paid his expenses of attendance at each meeting of the Board of directors or committee of directors and shall be entitled to a stated salary as director, or fixed sum for attendance at each meeting of the Board of Directors or committee of directors, or both, if and to the extent determined by the Board of Directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

         SECTION 4.1 Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. Except as limited by law, the committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or

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members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent of disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 4.2 Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 4.3 Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                   ARTICLE V

                                     NOTICE

         SECTION 5.1 Methods of Giving Notice. Whenever notice is required to be given to any director, member of any committee or stockholder by law, the Certificate of Incorporation or these By-laws, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided, that in the case of a director or a member of any committee, such notice may be given orally or by telephone, electronic mail, facsimile transmission or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage prepaid, addressed, in the case of stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

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         SECTION 5.2 Written Waiver. Whenever any notice is required to be given by law, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1 Officers. The officers of the corporation shall be a Chairman of the Board and a Vice Chairman of the Board (if such offices are created by the Board), a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may by resolution create the office of Vice Chairman of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by the Certificate of Incorporation or by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

         SECTION 6.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold

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office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

         SECTION 6.3 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.4 Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 6.5 Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

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         SECTION 6.6 Chairman of the Board. The Chairman of the Board (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the Vice Chairman of the Board (if such office is created by the Board of Directors). The Chairman shall formulate and submit to the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors) matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

         SECTION 6.7 President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board of Directors), the President shall preside at all meetings of the Board of Directors and of the stockholders. The President may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman. The President shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee (if such committee is created by the Board of Directors) fully informed and shall consult them concerning the business of the corporation. The President may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be

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otherwise executed. The President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors) from time to time.

         SECTION 6.8 Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors).

         SECTION 6.9 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors).

         SECTION 6.10 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section
7.3 of these by-laws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee (if such committee is created by the Board of Directors), a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors).

         SECTION 6.11 Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors). The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                  ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

         SECTION 7.1 Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 7.2 Checks and Drafts. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

         SECTION 7.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

         SECTION 8.1 Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary of an Assistant

Secretary. If any certificate is countersigned (a) by a transfer agent other than the corporation or any employee of the corporation, or (b) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

         SECTION 8.2 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

         SECTION 8.3 Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent of the corporation.

         SECTION 8.4 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX

                                    DIVIDENDS

         SECTION 9.1 Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 9.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1 Action, Etc. Other Than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal, or administrative, and whether external or internal to the corporation, (other than a judicial action or suit brought by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer or employee of the corporation, or that, being or having been such a director, officer or, employee, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding - - whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent - - shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 10.2 Action, Etc., by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense, settlement or appeal of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or other such court shall deem proper.


         SECTION 10.3 Determination of Right of Indemnification. Any indemnification under Section 10.1 or 10.2 (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

         SECTION 10.4 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

         SECTION 10.5 Advances of Expenses. Except as limited by Section 10.6 of this Article, costs, charges and expenses (including attorneys' fees) incurred in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the corporation or its shareholders.

         SECTION 10.6 Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Sections 10.1, 10.2 and 10.4, or advance under Section 10.5 of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Sections 10.1, 10.2, or 10.5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

         SECTION 10.7 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the corporation shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the corporation pursuant to indemnification agreements or otherwise, and, in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the corporation or any of its subsidiaries who is not an officer of the corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the twelve months preceding the commencement of the suit, proceeding or investigation; or (ii) in the case of a director of the corporation or any of its subsidiaries who is also an officer of the corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the twelve months preceding the commencement of such suit, proceeding or investigation.

         SECTION 10.8 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, by-law, or charter provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the Agent who serves in such capacity at any time while these by-laws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         SECTION 10.9 Insurance. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article. The corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         SECTION 10.10 Constituent Corporations. For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer or employee of such a constituent corporation or who, being or having been such a director, officer or employee, is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

         SECTION 10.11 Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article, references to "other enterprise" in Sections 10.1 and 10.10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service by Agent as director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

         SECTION 10.12 Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

         SECTION 10.13 Separate Claims. If any claim that may be made by or in the right of the corporation against any person who may seek indemnification under this Article 10 is joined with any claim by any other party against such person in a single action, the claim by or in the right of the corporation (and all expenses related thereto) shall nevertheless be deemed the subject of a separate and distinct derivative action for purposes of this Article 10.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 11.2 Books. The books of the corporation may be kept (subject to any provision contained in the law) outside the State of Delaware at the offices of the corporation at Billings, Montana, or at such other place or places as may be designed from time to time by the Board of Directors.

                                  ARTICLE XII

                                    AMENDMENT

            These by-laws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                                  ARTICLE XIII

                                  CONSTRUCTION

            These by-laws shall apply only to the extent not inconsistent with the Certificate of Incorporation, the General Corporation Law of the State of Delaware or other applicable law, and these by-laws shall be construed in a manner consistent with the terms of the Certificate of Incorporation, the General Corporation Law of the State of Delaware and all other applicable law.

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